EXHIBIT 10.20

STATE OF LOUISIANA

PARISH OF CALCASIEU

LEASE AND OPTION TO PURCHASE AGREEMENT

BE IT KNOWN, that before the undersigned Notaries Public in the State of Louisiana and in the presence of the undersigned competent witnesses, personally came and appeared:

CURRAY CORPORATION, a Louisiana corporation (“Curray”), domiciled and having its principal place of business in the Parish of Calcasieu and whose mailing address is declared to be 1125 Enterprise Blvd., Lake Charles, Louisiana 70601, herein represented by its duly authorized officer Scotty G. Rozas;

TEXAS PELICAN, LLC, a Louisiana limited liability company (“Texas”), domiciled and having its principal place of business in the Parish of Calcasieu and whose mailing address is declared to be 1125 Enterprise Blvd., Lake Charles, Louisiana 70601, herein represented by its duly authorized officer Scotty G. Rozas, (Curray and Texas are collectively and jointly and severally, hereinafter the “Landlord”);

and

JALOU OF VINTON, LLC, a Louisiana limited liability company (“Tenant”), domiciled and having its principal place of business in the Parish of St. Martin and whose mailing address is declared to be 718 S. Buchanan, Suite C, Lafayette, Louisiana 70501, herein represented by its duly authorized officer, Stan W. Guidroz, each of whom did execute this LEASE AND OPTION TO PURCHASE AGREEMENT (“Lease”), as of the 21st day of June, 2006 (the “Agreement Date”).

INTRODUCTION

A.            Landlord is the owner of the land described in Exhibit A hereto and any improvements thereon. Landlord is further the owner of the personal property and other items set forth on Exhibit B. Such land and improvements together with all rights, interests and privileges, assets, subleases and personal property, both as listed on Exhibit B and otherwise held by the Landlord arising from or relating to the foregoing and to the operations thereon of: (i) a truck stop containing video draw poker devices, a convenience store and restaurant, a fuel dispensing facility; (ii) a recreational vehicle park; and (iii) a bingo parlor, are all hereinafter collectively referred to as the “Premises”;

B.            Tenant wishes to lease the Premises from Landlord pursuant to the provisions stated in this Lease; and

C.            Landlord also wishes to grant to Tenant an option to purchase the Premises.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable, consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.             Description. Landlord hereby leases to Tenant and Tenant leases from Landlord the Premises, as defined above and located at 2211, 2213 and 2217 Old Highway 90, Vinton, Calcasieu Parish, Louisiana as more fully described in Exhibits A and B, attached hereto together with all rights, interests and privileges of Landlord under or in connection with the foregoing. Landlord represents and warrants to Tenant that the Premises are free of any mortgage or other lien, charge or encumbrance other than the lien of non-delinquent real estate taxes.

2.             Initial Term. The initial term (hereinafter referred to as the “Initial Term”) shall commence on the Agreement Date and shall expire on the last day of the sixtieth (60th) full calendar month thereafter.

3.             Options To Extend Term. Tenant is herewith given the option to extend the term on all of the terms and subject to all of the conditions contained in this Lease, except the provisions relating to the amount of rent, for two (2) consecutive periods of five (5) years duration each (collectively, the “Renewal Terms” and each, a “Renewal Term”) following expiration of the Initial Term, by giving written notice of the exercise of the foregoing renewal option to Landlord at least six (6) months before the expiration of the than current term (the Initial Term and each Renewal Term are collectively referred to hereinafter as the “Term”).

4.             Acceptance of Premises. Tenant’s taking possession of the Premises at the commencement of the Initial Term shall constitute Tenant’s acknowledgment that the Premises are in good and satisfactory condition.

5.             Monthly Rent. During the Initial Term, Tenant shall pay to Landlord, jointly, as rent, the combined sum of Forty Thousand and no/100 Dollars ($40,000.00) per full calendar month. Rent shall be payable in advance on the first day of each month, commencing on the date the Initial Term commences, and continuing on the first day of each month during the Initial Term. If the Agreement Date is other than the first of any calendar month, Rent for that partial month shall be prorated and the Initial Term shall commence with the first full calendar month thereafter. All rent shall be paid to Landlord at the address to which notices to Landlord are to be given.

6.             Rent Increases. The monthly rent amounts provided in Paragraph 5 above shall be increased at the commencement of the first Renewal Term to Forty-Five Thousand and no/100 Dollars ($45,000.00) per calendar month and for the second Renewal Term to Fifty Thousand and no/100 Dollars ($50,000.00) per calendar month.

7.             Property Taxes. Tenant shall pay before delinquency all property taxes and assessments, real and personal (“Taxes”) that are levied and assessed against the Premises to the extent such Taxes are (i) allocable to and payable during the Term; and (ii) levied and assessed against the land and any improvements or alterations to the Premises by Tenant. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. Without implying any obligation to do so, if Landlord pays any such Taxes, Tenant shall reimburse Landlord for the same promptly upon demand. Tenant shall have the right to contest the amount or imposition of any Taxes provided such contest shall not result in the placing of a Lien upon the Premises unless reasonably adequate security for the same is posted by the Tenant.

8.             No Maintenance by Landlord. Landlord shall not have any responsibility to maintain, repair or restore the Premises, except for acts or omissions of the Landlord or its Representatives.

9.             Alterations by Tenant. Any alterations made to the Premises shall remain on and be surrendered with the Premises on expiration or termination of this Lease.

(a)           In making any alterations to the Premises, Tenant shall comply with the following:

(i)            The alterations shall be approved by all appropriate government agencies to the extent required, and all applicable permits and authorizations shall be obtained before commencement of the alterations.

(ii)           If the estimated cost of the alterations exceeds $25,000, work shall not be commenced until five (5) days after Landlord has received notice from Tenant stating the date work is to commence so that Landlord may post and record an appropriate notice of nonresponsibility.

(iii)          Tenant shall have the right to make alterations to the Premises in such manner and form as shall be acceptable to the Tenant, including, but not limited to, modifying, removing or changing the location of any fuel dispensing facility and its lines and tanks, removing, relocating or modifying any buildings, sheds, water treatment facilities or any other improvements on the Premises, making any alterations or modifications as may be required by the Louisiana Gaming Control Board or the laws, rules or regulations promulgated by the same or any other governmental authority or related to the presence on the Premises of video draw poker devices; provided, however, the fair market value of the Premises when such alterations or improvements are completed shall be not less than the fair market value of the Premises prior to the making of such alterations or improvements.

(b)           Tenant may display in, on, or above the Premises any sign or decoration, the nature of which is permitted by applicable law. At the termination of this Lease, Tenant shall remove any signs it has placed on the Premises during the Term, repairing any damage caused thereby.

(c)           Trade fixtures, equipment, furniture and other personal property installed or placed in the Premises at the cost of Tenant shall be the property of Tenant and Tenant shall remove the same prior to the expiration or sooner termination of this Lease. Tenant shall, at its own cost and expense, completely repair any and all damage to the Premises resulting from or caused by such removal.

10.          Mechanics’ Liens. Tenant shall pay all costs for construction done by it or caused to be done by it on the Premises. Tenant shall keep the Premises free and clear of all mechanics’ liens resulting from construction done by or for Tenant. Tenant shall have the right to contest the correctness or the validity of any such lien if, immediately on demand by Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue bonds in Louisiana in an amount equal to the claim of lien.

11.          Utilities and Services. Tenant shall arrange and pay for all gas, water, electricity and other utilities and services required for Tenant’s use of the Premises. Landlord shall not be liable for failure to furnish utilities or services to the Premises or the interruption of the same, unless such interruption shall be the result of the acts or omissions of the Landlord or its Representatives.

12.          Release. Landlord and Tenant hereby release each other from any and all liability or responsibility to the other (or to any insurance company insuring the other or anyone claiming by, through or under any of them by way of subrogation or otherwise) for any destruction of or damage to property caused by fire at or other casualty to the Premises or any portion thereof or any improvements, equipment or other property located thereon, even if such fire or other casualty shall be caused by the negligence of such other party hereto, or any of its Representatives or anyone for whom such other party hereto may be responsible; provided, however, that such release shall be applicable and in force and effect only so long as such liability or responsibility is covered by such insurance required herein and that such release does not invalidate any policy or policies of insurance maintained by the other party hereto, whether presently or hereafter issued, it being agreed by the parties hereto that such releases shall not apply in any case in which the application thereof would result in the invalidation, in whole or in part, of any such policy or policies of insurance.

13.          Public Liability and Property Damage Insurance. Tenant at its cost shall maintain public liability and property damage insurance with a single combined liability limit of at least $1,000,000, and property damage limits of not less than $500,000, insuring against liability of Tenant and its representatives, agents, employees, customers and other invitees arising out of Tenant’s use or occupancy of the Premises. Landlord shall be named as an additional named insured.

14.          Tenant’s Fire Insurance. Tenant, at its cost, shall maintain on all buildings and other property, Tenant’s improvements, and Tenant’s alterations, in, on, or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least 80% of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of such property or the restoration of Tenant’s improvements or alterations. Both Landlord and Tenant shall be named as insureds. The “full replacement value” of the property to be insured under this Paragraph shall be determined by the company issuing the insurance policy at the time the policy is initially obtained. Not more frequently than once every two (2) years, Landlord or Tenant shall have the right to notify the other party that it elects to have the replacement value determined by the insurance company. The re-determination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results. The insurance policy shall be adjusted according to the re-determination. Landlord shall, upon the request of Tenant, execute and deliver to the insurance company and Tenant all authorizations and assignments required to permit insurance proceeds to be paid to Tenant for use for restoration or replacement. Tenant shall have no obligation to incur any costs to restore the Premises beyond the amount of insurance proceeds actually received.

15.          Definitions relating to Condemnation.

(a)           “Condemnation” means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and (b) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

(b)           “Date of Taking” means the date the condemnor has the right to possession of the property being condemned.

(c)           “Award” means all compensation, sums, or anything of value awarded, paid, or received for a total or partial condemnation.

(d)           “Condemnor” mans any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

16.          Total Taking. If the Premises are totally taken by condemnation, this Lease shall terminate on the Date of Taking.

17.          Partial Taking. If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant may elect to terminate this Lease if the condemnation makes the Premises unsuitable, in Tenant’s sole judgment, for operation of the business conducted on the Premises prior to the condemnation. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate pursuant to this Paragraph by giving notice to Landlord within ninety (90) days after the nature and the extent of the taking have been finally determined. If Tenant elects to terminate this Lease as provided in this Paragraph, Tenant also shall notify Landlord of the date of such termination, which date shall not be earlier than thirty (30) days nor later than one hundred eighty (180) days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date of termination as designated by Tenant. If Tenant does not terminate this Lease within the 90-day period, this Lease shall continue in full force and effect, except that rent shall be reduced pursuant to Paragraph 18 below.

18.          Effect on Rent. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the Date of Taking the rent shall be reduced by an amount that is in the same ratio to the then applicable rent as the value of the portion of the Premises taken bears to the total value of the Premises immediately before the Date of Taking.

Each party waives the provisions of any law allowing either party to petition a court to terminate this Lease in the event of a partial taking of the Premises.

19.          Distribution of Condemnation Award. The condemnation award shall belong to and be paid solely to Landlord to the extent the award is allocated to the taking of land. The condemnation award shall belong to and be paid solely to Tenant to the extent the award is allocated to the taking of buildings or other improvements or portions thereof or the loss of business, use or personal property. Tenant shall be entitled to receive any portion of the award paid by the condemnor which is designated as compensation to Tenant for moving costs or any other costs, fees or expenses incurred or to be incurred by Tenant.

20.          Temporary Taking. The taking of the Premises or any part of the Premises by military or other public authority shall constitute a taking of the Premises by condemnation only when the use and occupancy by the taking authority has continued for longer than 30 consecutive days. During the 30 day period, all the provisions of this Lease shall remain in full force and effect, except that rent shall be abated or reduced during such period of taking based on the extent to which the taking interferes with Tenant’s use of the Premises.

21.          Tenant’s Default. The occurrence of any of the following shall constitute a default by Tenant:

(a)           Failure to pay rent when due, if the failure continues for fifteen (15) days after written notice has been received by Tenant.

(b)           Failure to perform any other provision of this Lease if the failure to perform is not cured within thirty (30) days after notice has been received by Tenant. If the default cannot reasonably be cured within 30 days, Tenant shall not be in default of this Lease if Tenant commences to cure the default within the 30 day period and thereafter diligently and in good faith continues to effect such cure.

(c)           Notices given under this Paragraph shall specify the alleged default and the applicable Lease provision, and shall demand that Tenant perform the provisions of this Lease or pay the rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease.

22.          Landlord’s Remedies. Landlord shall have the following remedies if Tenant commits and continues a default.

(a)           Tenant’s Right to Possession Not Terminated. Landlord can continue this Lease in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant’s account. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this Paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. If Landlord relets the Premises as provided in this Paragraph, rent that Landlord receives from reletting shall be applied to the payment of: First, any indebtedness from Tenant to Landlord other than rent due from Tenant; Second, all costs, including for repairs or maintenance, incurred by Landlord in reletting; Third, rent due and unpaid under this Lease. After deducting the payments referred to in this Paragraph, any sum remaining from the rent Landlord receives from reletting shall be held by Landlord and applied in payment of future rent as rent becomes due under this Lease. Unless Landlord shall elect to terminate this Lease upon an event of default, Landlord shall have an obligation to make a good faith attempt to relet the Premises for the highest rent reasonably available.

(b)           Termination of Tenant’s Right to Possession. Landlord can terminate Tenant’s right to possession of the Premises after default by Tenant and the expiration of all applicable cure periods. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, reletting the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to Possession. On termination of Tenant’s right of possession, Landlord has the right to recover from Tenant the unpaid rent that has accrued to the time of termination of this Lease

(c)           Landlord’s Right To Cure Tenant’s Default. Landlord, at any time after Tenant commits a default, may cure the default at Tenant’s cost. If Landlord at any time, by reason of Tenant’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the rate of 8% per annum from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional rent.

23.          Interest on Unpaid Rent. Rent not paid when due shall bear interest from the date due until paid at the rate of 8% per annum.

24.          Tenant’s Right To Cure Landlord’s Default. Landlord shall be in default of this Lease if it fails or refuses to perform any provision of this Lease that it is obligated to perform if the failure to perform is not cured within 15 days after notice of the default has been given by Tenant to Landlord. If the default cannot reasonably be cured within 15 days, Landlord shall not be in default of this Lease if Landlord commences to cure the default within the 15 day period and diligently and in good faith continues to cure the default. Tenant, at any time after Landlord commits a default, may cure the default at Landlord’s cost. If Tenant at any time, by reason of Landlord’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant shall be due immediately from Landlord to Tenant at the time the sum is paid, and if paid at a later date shall bear interest at the rate of 8% per annum from the date the sum is paid by Tenant until Tenant is reimbursed by Landlord.

25.          Estoppel Certificates. Each of the parties, within 10 days after notice from the other, shall execute and deliver to the requesting party, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. The certificate also shall state the amount of rent, the dates to which the rent has been paid in advance, the existence or non-existence of any defaults, and any other matters related to the Premises or this Lease.

26.          Assignment, Subletting and Leasehold Mortgages.

(a)           This Lease and the leasehold estate hereby created may be assigned or sublet by Tenant from time to time without the consent of Landlord. In the case of an assignment, however, the assignee or transferee shall, in the instrument of assignment or transfer or in a duly executed and acknowledged collateral instrument, assume the performance of all of the terms, covenants and conditions on the part of the Tenant to be performed hereunder from and after the date of such assignment. Tenant agrees to deliver to Landlord promptly following any assignment of this Lease a duplicate original counterpart of the instrument of assignment or transfer, in recordable form, and of any collateral instrument of the character described above. No assignment or subletting shall release Tenant from the performance of any of the terms, covenants and conditions required to be performed by Tenant prior or subsequent to such assignment or subletting.

(b)           The making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease or of the leasehold estate hereby created, nor shall any Leasehold Mortgagee, as such, be deemed an assignee or transferee of this Lease or of the leasehold estate hereby created so as to require such Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of the Tenant to be performed hereunder but. the purchase at any sale of this Lease and of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignee or transferee of this Lease and of the leasehold estate hereby created under any instrument of assignment or transfer in lieu of the foreclosure of any Leasehold Mortgage, shall be deemed to be an assignee or transferee within the meaning of this Lease and shall be deemed to have assumed the performance of all of the terms, covenants and conditions on the part of the Tenant to be performed hereunder from and after the date of such purchase and assignment. If the Leasehold Mortgagee or its nominee shall become holder of the leasehold estate and if the Premises shall have been or become materially damaged on, before or after the date of such purchase and assignment, the Leasehold Mortgagee or its nominee hall not be obliged to repair, replace or reconstruct the Premises except to the extent of the net insurance proceeds received by it by reason of such damage.

(c)           Landlord agrees that Tenant shall have the right at any time and from time to time during the term of this Lease to make a Leasehold Mortgage, provided that at no time are there more than three (3) separate mortgage liens on Tenant’s estate hereunder, two or more consolidated mortgages to be considered as one mortgage. The Leasehold Mortgagee shall notify Landlord of the address of the Leasehold Mortgagee to which notices under this Lease shall be sent. In the event of any assignment of any Leasehold Mortgage, the assignee thereof shall notify Landlord of the address of the assignee to which notices under this Lease shall be sent.

(d)           So long as any Leasehold Mortgage shall remain a lien on Tenant’s leasehold estate hereunder, Landlord agrees, simultaneously with the giving of any notice to Tenant (i) of default, or (ii) of a matter on which a default may be predicated or claimed, or (iii) of a termination hereof, or (iv) of a condition which if continued may lead to a termination hereof, to give duplicate copies thereof or of any process in any action or proceeding brought to terminate or otherwise in any way affect this Lease, to each Leasehold Mortgagee, provided the provisions of this paragraph shall be complied with (and if compliance therewith be subsequent to Landlord’s notice to Tenant, Landlord shall, promptly after receipt of Leasehold Mortgagee’s or assignee’s notice, give such duplicate copies as hereinabove provided), and no such notice to Tenant or process shall be effective unless a copy of such notice is given each Leasehold Mortgagee in the manner herein provided. Each Leasehold Mortgagee will have the same period after receipt of the notice aforesaid to it for remedying the default or causing the same to be remedied as is given Tenant after notice to it plus 30 days thereafter and Landlord agrees to accept such performance on the part of a Leasehold Mortgagee as though the sane had been done or performed by Tenant.

(e)           Landlord agrees that it will take no action to effect a termination of the Term of this Lease by reason of any default without first giving to each Leasehold Mortgagee, reasonable time within which either (i) to obtain possession of the Premises (including possession by a receiver) and thereafter to cure such default if the default be one which can be cured with the exercise of reasonable diligence by the Leasehold Mortgagee, or (ii) to institute foreclosure proceedings and to complete such foreclosure, or otherwise to acquire Tenant’s interest under this Lease with diligence and without unreasonable delay in the case of a default which cannot be cured with the exercise of reasonable diligence by the Leasehold Mortgagee. In either such case, the default of which notice shall have been given shall be deemed cured. The Leasehold Mortgagee shall not be required to continue such foreclosure proceedings if the default shall be cured by Tenant and provided, further, that nothing herein shall preclude Landlord from exercising any rights or remedies under this Lease with respect to any other default by Tenant during any period of such forbearance.

(f)            In the event of the termination of this Lease prior to its stated expiration date, Landlord agrees that it will give all Leasehold Mortgagees notice of ouch termination and will enter into a new lease of the Premises with a Leasehold Mortgagee or at the request of such Leasehold Mortgagee with an assignee, designee or nominee of such Leasehold Mortgagee for the remainder of the term effective as of the date of such termination, upon the same covenants, agreements, terms, provisions, limitations and rights of renewal herein contained except for requirements which are no longer applicable or have already been performed, provided (i) such Leasehold Mortgagee makes written request upon Landlord for such new lease within thirty (30) days after the giving of such notice of termination and such written request is accompanied by payment to Landlord of all amounts then due to Landlord of which Landlord shall have given the Leasehold Mortgagee notice, (ii) such Leasehold Mortgagee pays or causes to be paid to Landlord at the time of the execution and delivery of such new lease any and all additional sums which would at the time of the execution and delivery thereof be due under this Lease but for such termination and pays or causes to be paid any and all expenses including reasonable counsel fees, court costs and costs and disbursements incurred by Landlord in connection with any such termination and in connection with the execution and delivery of such new lease and any conveyance of title to the Premises, less the net income from the Premises collected by Landlord subsequent to the date of the termination of this Lease and prior to the execution and delivery of such new lease. If Landlord receives more than one written request in accordance with the provisions of this Section, Landlord shall only be required to deliver the new lease to the Leasehold Mortgagee whose Leasehold Mortgage is prior in lien to any and all other Leasehold Mortgages whose holders have made such request, and the written request, and its rights hereunder, of the holder of any Leasehold Mortgage subordinate in lien to a Leasehold Mortgage whose holder has made such request shall be null and void and of no force or effect. The provisions of this paragraph shall survive the termination of this Lease and shall continue in full force and effect thereafter to the same extent as if this Paragraph were a separate and independent contract among Landlord, Tenant and each Leasehold Mortgagee.

(g)           Any new lease made pursuant to the preceding provisions of this Lease and any renewal lease entered into with a Leasehold Mortgagee shall be prior to any mortgage or other lien, charge or encumbrance on the fee of the Premises and shall be accompanied by a conveyance of leasehold title to the Promises (free of any mortgage or other lien, charge or encumbrance created or suffered to be created by Landlord) for a term of years equal to the term of the new lease as the same may be extended pursuant to the provisions of said now lease.

(h)           This Lease shall not be modified or surrendered to Landlord or cancelled by Tenant, nor shall Landlord accept a surrender of this Lease without the prior written consent of all Leasehold Mortgagees nor shall any merger result from the acquisition by, or devolution upon, any one entity of the fee and leasehold estates in the Premises.

(i)            No payment made to Landlord by a Leasehold Mortgagee shall constitute agreement that such payment was, in fact, due under the terms of this Lease; and a Leasehold Mortgagee having made any payment to Landlord pursuant to Landlord’s wrongful, improper or mistaken notice or demand shall be entitled to the return of any such payment or portion thereof provided it shall have made demand therefor not later than one year after the date of its payment.

(j)            Landlord agrees that if Tenant for any reason shall fail within the time limited in this Lease, or shall not be entitled, to exercise its right to renew this Lease for any renewal term as herein provided, Landlord shall notify each Leasehold Mortgagee that Tenant has failed as aforesaid, or is not entitled, to exercise its right to renew this Lease, as the case may be, and each Leasehold Mortgagee shall have the right, for a period of thirty (30) days after the receipt of such notice to elect that this Lease be renewed for such renewal term upon the same terms and conditions and with the sane effect as though such right had been exercised by Tenant as set forth in this Lease. If more than one Leasehold Mortgagee shall exercise the election provided for in this Section the Landlord shall only be required to execute the instrument certifying such renewal with the Leasehold Mortgagee whose Leasehold Mortgage is prior in lien to any and all other Leasehold Mortgages, and the election, and its rights hereunder, of any Leasehold Mortgagee whose Leasehold Mortgage is subordinate in lien shall be null and void and of no force and effect.

(k)           Landlord agrees to enter into any reasonable modifications to the provisions of this Lease relating to the rights, privileges and immunities of Leasehold Mortgagees that may be requested from time to time by Leasehold Mortgages so long as: (i) such modifications relate to notices, curative periods, immunities, assignments, attornments and other matters relevant to leasehold mortgages, assignments thereof, foreclosures thereunder and subsequent ownership of the leasehold estate (as distinguished from modifications that affect Landlord’s entitlement to the rent provided herein); (ii) Tenant pays reasonable fees of

Landlord’s counsel in connection with any such modification; and (iii) all existing Leasehold Mortgagees have approved the modification.

(l)            Wherever in this Lease the term “Leasehold Mortgage” is used, it shall mean any mortgage which at the time in question is a lien on Tenant’s leasehold estate hereby and upon the interest of Tenant is the Premises and any supplement to, modification, renewal, consolidation, replacement or extension thereof, but shall be limited to not more than three (3) liens, in order of priority. The term “Leasehold Mortgagee” shall mean the holder of such Leasehold Mortgage.

(m)          The provisions of this Lease relating to Leasehold Mortgages and related matters are for the benefit of Leasehold Mortgagees and shall be enforceable by them.

27.          Mortgage of Fee.

(a)           In addition to Tenant’ a right to encumber its leasehold estate, Landlord shall have and retain the right to place a first mortgage on the Premises (such mortgage being called a “Fee Mortgage” and the holder of such Fee Mortgage being called the “Fee Mortgagee”).

(b)           Any such Fee Mortgage shall provide that notice of any default under the terms thereof shall be given by the Fee Mortgagee to Tenant and Tenant shall have the right to (but need not) cure such default, and any sums so expended by Tenant shall be deemed advances made for the benefit of Landlord, which sums shall bear interest at the rate of twelve (12) per cent (12%) per annum from the date of such advances until repaid, and shall be payable by Landlord to Tenant hereunder ten (10) days after payment by Tenant. Any such Fee Mortgage shall provide that so long as the Tenant is not in default hereunder subject to any applicable cure periods (and then only in accord with the language of this Lease), the Fee Mortgage, the Fee Mortgagee and any successor or assign of the Fee Mortgagee, including, but not limited to, any successors to the same as a result of a foreclosure sale of the Fee Mortgagee’s interest in the Premises or a deed-in-lieu thereof or any other similar successor or assign, shall not disturb the leasehold possession of the Tenant hereunder.

28.          Right of Refusal in Favor of Tenant.

(a)           In advance of making any sale or transfer of the Premises, or any portion thereof, Landlord shall give a detailed notice (the “Proposed Sale Notice”) of the proposed sale to Tenant, which notice shall describe, among other things, the purchase price, the terms of payment, the identity of the buyer and all other terms and conditions of the proposed sale. A true and correct copy of the purchase agreement shall be included with the Proposed Sale Notice. For a period of fifteen (15) days following the Proposed Sale Notice (hereinafter referred to as the “Notice Period”), Tenant shall have the right (but not the obligation) to purchase the Premises (but not less than all of the Premises) on the same terms as if the Tenant had exercised the Option under Paragraph 44 below. If exercised, the foregoing right of first refusal shall be exercised by a written notice to Landlord from Tenant at any time within the fifteen (l5) day Notice Period stating that Tenant has elected to exercise the right of first refusal (hereinafter referred to as the “Notice of Exercise”). Failure by Tenant to give a Notice of

Exercise within the Notice Period shall be deemed an election by Tenant not to exercise such right of first refusal.

(b)           If Tenant shall fail to exercise the aforementioned right of first refusal, Landlord shall be free to effect a sale of the Premises for the purchase price and upon the terms described in the Proposed Sale Notice to the designated buyer for a period of six (6) months after the date upon which the Proposed Sale Notice was given. If the proposed sale is not so made within the time period, Landlord shall not thereafter sell or transfer the Premises without compliance with all of the provisions of this Lease in connection with the proposed sale, including, without limitation, compliance with the notice provisions and observance of the right of first refusal described above.

(c)           Notwithstanding the foregoing or anything to the contrary contained herein, in the event of any sale or transfer of any of the Landlord’s interest in the Premises, whether in compliance with the terms and conditions of this Lease or otherwise, in every event such successor purchaser shall take the Premises subject to the terms and conditions of this Lease and the rights of the Tenant hereunder, including, but not limited to, the Option described in Paragraph 44 below.

29.          Notices. Any notice to a party required or permitted under this Lease shall be given in writing. The notice shall be deemed to have been given at the following times: (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the day of transmission if transmitted by electronic facsimile with electronic confirmation of receipt; (c) on the first business day after deposit if deposited with an overnight national express courier service; or (d) on the fifth day after mailing if mailed by first class mail, postage prepaid, addressed to the other party as follows:

Any Landlord:

To: Curray Corporation 1125 Enterprise Blvd. Lake Charles, Louisiana 70601 Attention: Scotty G. Rozas Fax: ( )

Tenant:

Jalou of Vinton, LLC 718 S. Buchanan, Suite C Lafayette, Louisiana 70501 Attention: Stan W. Guidroz Fax: ( )

With copy to:

Stanley R. Gorom III, Esq. Hahn Loeser & Parks LLP 200 Public Square, Suite 3300 Cleveland, Ohio 44114 Fax: (216) 274-2460

Any party may change the address of such party or its counsel for purposes of this paragraph by giving the other party and persons designated above written notice of the new address in the manner set forth above.

30.          Waiver. No delay or omission in the exercise of any right or remedy of Landlord or Tenant shall impair such a right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved. No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver of any defaults shall be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

31.          Attorney’s Fee. If either party becomes a party to any litigation concerning this Lease or the Premises by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys’ fees and court costs incurred by it in the litigation. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and costs of suit.

32.          Surrender of Premises. Subject to the provisions of Paragraph 9 of this Lease, on expiration or termination of the Term, Tenant shall surrender to Landlord the Premises and all Tenant’s improvements and alterations.

33.          Holding Over. If Tenant, with Landlord’s consent, remains in possession of the Premises after expiration or termination of the Term, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on 30 days’ notice given at any time by either party. During any such month-to-month tenancy, Tenant shall pay all rent required by this Lease on or before the first day of each month.

34.          Inability To Use Premises. If applicable statutes or ordinances of any government body which are adopted or enacted after the date of this Lease prohibit Tenant from using the Premises as a video draw poker facility containing at least forty (40) video poker devices, Tenant may elect to terminate this Lease by notice to Landlord. The effective date of termination shall not be any earlier than the effective date of the new or amended statute or ordinance.

35.          Time of Essence. Time is of the essence of each provision of this Lease.

36.          Successors. This Lease shall be binding on and inure to the benefit of the parties and their successors and assigns.

37.          Rent Payable in U. S. Money. Rent and all other sums payable under this Lease must be paid in lawful currency of the United States of America.

38.          Real Estate Brokers; Finders. Each party represents that it has not had dealings with any real estate broker, finder or other person, with respect to this Lease in any manner. Each party shall hold harmless the other party from all damages resulting from any claim that nay be asserted against the other party by any broker, finder or other person, with whom the other party has or allegedly has dealt.

39.          Quiet Enjoyment. Landlord covenants and warrants that so long as Tenant keeps and performs all of its covenants and agreements under this Lease, Tenant shall have quiet, undisturbed and continued possession of the Premises, free from all claims against the Landlord and all persons claiming by, through or under the Landlord. Without limiting the generality of the preceding sentence, Landlord agrees that Landlord will not conduct or permit oil drilling activity of any nature on the surface of the Premises during the Term, nor grant any right to use the surface of the Premises during the Term hereof.

40.          Exhibits. All exhibits referred to herein are attached to this Lease and incorporated by reference herein.

41.          Interpretation of Lease.

(a)           This Lease shall be construed and interpreted in accordance with the laws of the State of Louisiana.

(b)           This Lease contains all the agreements of the parties.

(c)           The captions of and headings in this Lease shall have no effect on its interpretation.

(d)           When required by the context of this Lease, the singular shall include the plural.

(e)           “Party” shall mean Landlord or Tenant.

(f)            The unenforceability, invalidity, or illegality of any provision shall not render the other provisions unenforceable, invalid, or illegal.

42.          Definitions. As used in this Lease, the following words and phrases shall have the following meanings, whether or not capitalized:

“Alteration” shall mean any addition or change to, or modification of, the Premises made by Tenant.

“Damage” shall mean any injury, deterioration, or loss to a person or property caused by another person’s acts or omissions. Damage includes death.

“Damages” means monetary compensation or indemnity that can be recovered in the courts by any person who has suffered damage to his person, property, or rights through another’s act or omission.

“Destruction” shall mean any damage, as defined herein, to or disfigurement of the Premises.

“Encumbrance” shall mean any deed of trust, mortgage, or other written security device or agreement affecting the Premises, and the note or other obligation secured by it, that constitutes security for the payment of a debt or performance of an obligation.

“Environmental Law(s)” means all federal, state, parish and local statutes, regulations, rules, ordinances and similar provisions having the force or effect of law, all licenses, permits, authorizations, approvals, covenants or criteria having the force or effect of law, all guidelines having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law and equitable doctrines (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability), in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation), each as amended and as now or hereafter in effect, including, by way of illustration and not limitation, the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq., the Clean Air Act, 42 U.S.C. § 7401, et seq., the Solid Waste Disposal Act, 42 U.S.C. § 6901, et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq., and any similar or corresponding state, local, municipal and/or parish ordinance, rule, regulation, law or act (or any successor legislation thereto).

“Expiration” shall mean the coming to an end of the time specified in the Lease as its duration, including any extension of the Term resulting from the exercise of an option to renew.

“Law” shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, parish, state, federal, or other government agency or authority having jurisdiction over the parties or the Premises, or both, in effect either at the time of execution of the Lease or at any time during the Term, including, without limitation, any regulation or order of a quasi-official entity or body (e.g., board of fire examiners or public utilities).

 “Lien” shall mean a charge upon on the Premises by someone other than Landlord, by which the Premises are made security for the performance of an act.

“Maintenance” shall mean repairs and necessary replacements.

“Person” shall mean one or more human beings, or legal entities or other artificial persons, including, without limitation, partnerships, corporations, trusts, estates, associations, and any combination of human beings and/or legal entitles.

“Representative” shall mean any officer, agent, employee, or independent contractor retained or employed by a party, acting within authority given him by that party.

“Restoration” shall mean the reconstruction, rebuilding, rehabilitation, and repairs that are necessary to return destroyed portions of the Premises and other property to substantially the sane physical condition that they were in immediately prior to the destruction.

“Tenant’s Property” shall mean Tenant’s equipment, furniture, inventory, machinery, merchandise, trade fixtures and movable property placed in or on the Premises by Tenant.

“Termination” shall mean the ending of the term for any reason before expiration, as defined have.

43.          Exclusion Zone. Landlord, for himself and his Affiliates, and his spouse,  agree during the Term of the Lease, and for ten (10) years following the exercise of the Option under Paragraph 44 below, not to own, operate or participate in the ownership, operations or management of any business or property containing video draw poker devices or a bingo parlor or hall within a fifteen (15) mile radius around the Premises or any of the Tenant’s, or its Affiliates, other truck stop locations as listed on Exhibit C.

44.          Option to Purchase. In consideration of the Tenant’s payment of rent and of the sum of $100,000.00 (“Option Payment”), the receipt and sufficiency of which is hereby acknowledged by the Landlord, the Landlord hereby grants to the Tenant the right (the “Option”) to purchase the Premises under the terms and subject to the conditions hereinafter set forth.

(a)           Method of Exercise of Option. The Option shall be exercisable by notice and payment to the Landlord in accordance with the procedure prescribed herein. Any such notice shall:

(i)            State the election to exercise the Option; and

(ii)           Be signed by the person or persons entitled to exercise the Option on behalf of the Tenant.

(iii)          Upon receipt of such notice, the Tenant shall specify a date and time (such date and time being hereinafter referred to as the “Closing Date”) for the payment of the full purchase price for the Premises at such place in the metropolitan area of Lake Charles, Louisiana as the Tenant shall reasonably specify. The Closing Date will not be any earlier than ten (10) days nor later than thirty (30) days from the Landlord’s receipt of the notice of exercise.

(iv)          Payment of the purchase price for the Premises shall be made at the place specified by the Tenant on or before the Closing Date by such person or persons by delivery to the Landlord of cash, cashier’s cheek or wire transfer payable to the order of the Landlord.

(b)           Option Price. The purchase price for the Premises payable after exercise of the Option shall be a total of Five Million and no/100 Dollars ($5,000,000.00) (“Purchase Price”).

(i)            Should the Tenant elect to exercise the Option prior to the expiration of the Initial Term, at the Closing the Tenant shall receive a credit against the Purchase Price equal to the Option Payment. Should the Tenant fail to exercise the Option or fail to exercise the Option during the Initial Term, the Tenant shall forfeit any right to the Option Payment.

(ii)           In addition to the foregoing and not in lieu thereof, the Tenant shall also be entitled to a credit at the Closing against the Purchase Price equal to Seven Thousand Five Hundred and no/100 Dollars ($7,500.00) multiplied by the number of monthly rental payments actually made by the Tenant on or prior to the Closing Date; provided, however, in no event shall such credit exceed Four Hundred Thousand Fifty and no/100 Dollars ($450,000.00). The Tenant shall be entitled to this credit regardless of when the Option is exercised.

(iii)          In addition to the foregoing and not in lieu thereof, if the Closing Date of the Purchase under the Option shall occur other than on the first of a given calendar month, the Tenant shall be entitled to a credit against the Purchase Price equal to the percentage of the prior monthly rental payment equal to the percentage of the month remaining after the Closing Date. i.e. the credit shall equal the number of days remaining following the Closing Date of the calendar month during which the Closing takes place divided by the total days in such month, with the resulting percentage multiplied by the most recently paid monthly rental.

(c)           Term of Option. The Option may be exercised no later than ten (10) days prior to the expiration or sooner termination of the Term of this Lease.

(d)           Title. On the Closing Date, following exercise of the Option, Landlord shall convey title to the Premises free and clear of all claims, Liens and Encumbrances. Notwithstanding any provision of this Lease to the contrary, Landlord shall have the obligation, via payment through escrow on the Closing Date, to secure releases, discharges or satisfactions, or otherwise cure at no cost to Tenant, any Lien for the payment of money only (except real estate and ad valorem taxes and assessments which shall be prorated in accordance herewith), including, without limitation, all mortgages, any Lien, indebtedness or Encumbrance which may be released or discharged by the payment of a definite sum of money or any exception to title which arose as the result of the act or violation of any of the Landlord or anyone claiming by, from, through or under it.

(e)           Deliveries. As part of the Closing hereunder, Landlord shall execute and deliver to the Tenant the Certificate, Bill of Sale, Termination, Assignment and Act of Cash Sale attached hereto, as Exhibit D.

45.          Recordation. The parties agree at the commencement of this Lease to execute and record a Memorandum of Lease in the Parish records of Calcasieu Parish in the form attached hereto as Exhibit E.

46.          Condition Precedent. It shall be a condition precedent to the commencement of this Lease that the Tenant shall have concurrently closed under that certain Asset Purchase Agreement, dated March 31, 2006, by and between the Tenant and OM Operating, L.L.C., a Louisiana limited liability company, among others.

47.          Environmental Covenants, Indemnifications and Acknowledgments. Notwithstanding anything to the contrary contained herein, both Landlord and Tenant acknowledge that Premises have been and shall be used, in part, as a fuel dispensing facility, for the retail sale of gasoline and diesel fuels and motor oils. This acknowledgment shall be deemed to constitute Landlord’s approval of Tenant’s use of such hazardous materials on the Premises in the ordinary course of Tenant’s business.

(a)           Landlord shall indemnify, defend and hold Tenant and Tenant’s officers, employees, contractors and agents (collectively, “Tenant’s Agents”) harmless from any claims, judgments, damages, penalties, fines, expenses, liabilities or losses arising out of or in any way relating to the release of hazardous materials, in material violation of any Environmental Law, in, on or under the Premises (x) prior to the commencement of the Initial Term, or (y) during the term of this Lease as a result of the actions or inactions of Landlord or Landlord’s officers, employees, contractors and agents (collectively, “Landlord’s Agents”).

(b)           Tenant shall indemnify, defend and hold Landlord and Landlord’s Agents harmless from any claims, judgments, damages, penalties, fines, expenses, liabilities or losses arising out of or in any way relating to the release of hazardous materials, in material violation of any Environmental Law, in, on or under the Premises during the Term of this Lease as a result of the actions or inactions of Tenant or Tenant’s Agents or invitees or customers.

(c)           The foregoing indemnifications shall specifically include, without limitation, costs incurred in connection with any investigation of site conditions or any remediation required by any governmental authority or other third party because of the presence or suspected presence of hazardous materials in the soil, groundwater, or soil vapor on or under the Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease for a period of three (3) years.

48.          Force Majure. Except as otherwise stated herein, if performance by either party of any term, condition or covenant in this Lease is delayed or prevented by an act of God, strike, lockout, shortage of material or labor, act of terrorism, restriction by any governmental authority, civil riot, act of war, or flood, the period for performance of the term, condition or covenant shall be extended for a period equal to the period that such party is so delayed or prevented in the performance of such obligation.

49.          Limitation of Liability. Any obligation or liability whatsoever of either the Landlord or the Tenant hereunder, which may arise at any time under this Lease or any obligation or liability which may be incurred by either party pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its members, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

50.          Severability. Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Lease.

51.          Guaranty. Tenant agrees at the execution of this Lease to cause Jacobs Entertainment, Inc., a Delaware corporation, its parent, to deliver to the Landlord the Guaranty attached hereto as Exhibit F.

52.          Companion Agreement. The parties acknowledge that prior to the execution of this Lease, they also executed an Asset Purchase Agreement, dated March 31, 2006, among the parties and OM Operating, L.L.C. among others (“Companion Agreement”). As between the Landlord and the Tenant, in the event of a conflict between the terms and conditions of this Lease and the Companion Agreement, the terms and conditions of this Lease shall control.

53.          Escrow Fees. Tenant shall be solely responsible for any escrow fees associated with either the commencement of this Lease or the exercise or the Option hereunder.

54.          License Fees. At the execution of this Lease and provided Landlord has timely filed its renewal applications for both the Establishment License and the Bingo License as related to the Premises, Tenant shall reimburse Landlord $1,100.00 and $500.00, respectively, for the filing of the same.

55.          Indemnification.

(a)           Tenant agrees to indemnify, defend and hold harmless the Landlord and its officers, members and employees from and against any and all liabilities, claims, suits, proceedings or damages, relating to or arising from: (i) the possession, use, occupation, operation or control of the Premises or any portion thereof by the Tenant; or (ii) any damage or destruction of any property or injury or death to any person occurring on the Premises as a result of the actions or inactions of the Tenant or its employees, customers or invitees, this indemnity shall not apply to any acts of negligence or willful or intentional misconduct of the Landlord, its officers, managers, employees or invitees.

(b)           Landlord agrees to indemnify, defend and hold harmless the Tenant and its officers, members and employees from and against any and all liabilities, claims, suits, proceedings or damages, relating to or arising from: (i) any act of negligence or omission of the Landlord or its employees, contractors, guests or licensees; or (ii) any damage or destruction of any property or injury or death to any person happening on the Premises as a result of the actions or inactions of the Landlord or its employees, customers or invitees, this indemnity shall not apply to any acts of negligence or willful or intentional misconduct of Tenant, its officers, managers, employees or invitees.

56.          Removal of Tenant’s Personal Property. Tenant shall have the right, at the expiration of this Lease (assuming Lessee fails to exercise its Option granted hereunder), to remove any and all furniture, machinery, equipment and trade fixtures which Tenant may have stored or installed in the Premises which are susceptible of being removed without material damage to the Premises. Upon removal of such equipment and trade fixtures, Tenant shall promptly repair any damage to the Premises which shall have resulted from affixing, installing, or removing the same.

57.          Further Assurances. Landlord and Tenant will, whenever and as often as either shall be requested to do so, promptly execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered such other instruments and documents, and perform such further acts, including, without limitation, providing such information as may be required by the Louisiana State Police, the Louisiana Attorney General and/or the Louisiana Gaming Control Board in order to maintain video draw poker devices on the Premises, all as may be required at any time and from time to time in order to carry out more effectively the intent and purposes of this Lease.

IN WITNESS WHEREOF, the undersigned have executed this Lease as of the date first above written.

WITNESS:	LANDLORD:

CURRAY CORPORATION,
/s/ Tanya C. Angelo	a Louisiana Corporation

/s/ Mimi Robichaux
	By:	/s/ Scotty G. Rozas
Scotty G. Rozas

WITNESS:	LANDLORD:

TEXAS PELICAN, LLC,
a Louisiana limited liability company
/s/ Tanya C. Angelo

/s/ Mimi Robichaux
	By:	/s/ Scotty G. Rozas
Scotty G. Rozas

WITNESS:	TENANT:

JALOU OF VINTON, LLC, a Louisiana limited liability company

/s/ Tanya C. Angelo

/s/ Mimi Robichaux
	By:	/s/ Stan W. Guidroz
Stan W. Guidroz, President and Manager

STATE OF LOUISIANA

PARISH OF CALCASIEU

On this 21st day of June, 2006, before aye, a Notary Public, of the-State of Louisiana, personally appeared SCOTTY G. ROZAS, known to the below named Notary Public to be a resident of the State of Louisiana and the person who signed the foregoing Lease and Option to Purchase as the authorized Officer of CURRAY CORPORATION, and acknowledged that he signed the foregoing Lease and Option to Purchase as President and on behalf of CURRAY CORPORATION and that his signature hereon was duly authorized by all necessary approvals of the Board of Directors and shareholders of CURRAY CORPORATION.

/s/ Beverly Burnett
NOTARY PUBLIC

Beverly Burnett Calcasieu Parish Notary ID 50158 Commission Expires At Death

STATE OF LOUISIANA

PARISH OF CALCASIEU

On this 21st day of June, 2006, before aye, a Notary Public, of the State of Florida, personally appeared STAN W. GUIDROZ, known to the below named Notary Public to be a resident of the State of Florida and the person who signed the foregoing Lease and Option to Purchase as the authorized Officer of JALOU OF VINTON, LLC, and acknowledged that he signed the foregoing Lease and Option to Purchase as Authorized Officer and on behalf of JALOU OF VINTON, LLC and that his signature hereon was duly authorized by all necessary approvals of the members of JALOU OF VINTON, LLC.

/s/ Beverly Burnett
NOTARY PUBLIC Beverly Burnett Calcasieu Parish Notary ID 50159 Commission Expires At Death

STATE OF LOUISIANA

PARISH OF CALCASIEU

On this 21st day of June, 2006, before aye, a Notary Public, of the-State of Louisiana, personally appeared SCOTTY G. ROZAS, known to the below named Notary Public to be a resident of the State of Louisiana and the person who signed the foregoing Lease and Option to Purchase as the authorized Officer of TEXAS PELICAN, LLC, and acknowledged that he signed the foregoing Lease and Option to Purchase as General Manager and on behalf of TEXAS PELICAN, LLC and that his signature hereon was duly authorized by all necessary approvals of the members of TEXAS PELICAN, LLC.

/s/ Beverly Burnett
NOTARY PUBLIC Beverly Burnett Calcasieu Parish Notary ID 50159 Commission Expires At Death